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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Computer Sciences Corporation on Form S-3 of our report dated May 27, 1994, appearing in the Annual Report on Form 10-K, as amended, of Computer Sciences Corporation for the year ended April 1, 1994, and to the reference to us under the heading "Experts" in such Prospectus, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP   /S/ DELOITTE & TOUCHE LLP

January 13, 1995
Los Angeles, California